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                                 EMPLOYMENT AGREEMENT
                                 --------------------

         This Employment Agreement is dated as of June 21, 1996, and is entered into between United Auto Group, Inc. (formerly EMCO Motor Holdings, Inc.), a Delaware corporation (the "Company"), and Carl Spielvogel ("Executive").

         WHEREAS, Executive and the Company entered into an Employment Agreement dated as of October 18, 1994 (the "Original Agreement");

         WHEREAS, on April 3, 1996, Executive and the Company amended the stock option portion of the Original Agreement; and

         WHEREAS, Executive and the Company desire to amend certain other terms of the Original Agreement and to embody in this Agreement all the terms and conditions of Executive's employment by the Company as so amended.

         NOW, THEREFORE, the parties hereby agree that this Agreement supersedes and supplants the Original Agreement in all respects and further agree as follows:

                                      ARTICLE I.
                       EMPLOYMENT, DUTIES AND RESPONSIBILITIES

            1.1 EMPLOYMENT. The Company shall employ Executive as Chief Executive Officer and Chairman of the Board of Directors (the "Board") of the Company. Executive hereby accepts such employment. Executive agrees to devote substantially all of his business time and efforts to the business of the Company. Anything herein to the contrary notwithstanding, nothing shall preclude Executive from (i) serving on the boards of directors of a reasonable number of other corporations or trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs,
(iii) rendering consulting services to clients on an occasional basis, and (iv) managing his personal investments and affairs, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities as the Company's Chief Executive Officer and Chairman.

            1.2 DUTIES AND RESPONSIBILITIES. Executive shall be responsible for the general management of the affairs of the Company (subject to the day-to-day operating control of certain of the Company's subsidiaries which the Board or the Executive Committee thereof (the "Executive Committee") may specifically allocate to other senior officers of the Company to the extent

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required by agreements to which the Company or any of its subsidiaries are subject (other than agreements with such senior officers), including franchise agreements with automobile manufacturers or authorized distributors thereof) and shall be required to perform such duties and responsibilities as are consistent with his position and as the Board or the Executive Committee may from time to time prescribe.

            1.3 BOARD AND EXECUTIVE COMMITTEE MEMBERSHIP. During the Term (as defined in Section 2.1), the Company will nominate Executive for election to the Board and will use its best efforts to secure Executive's election to the Board and his appointment as a member of the Executive Committee.

            1.4. REPORTING. Executive shall report, in the performance of his duties, directly to the Board. During the Term, Executive shall be the only officer of the Company or any subsidiary of the Company required to report directly to the Board or the Executive Committee, and all other officers of the Company and its subsidiaries shall report directly, or indirectly through their superiors, to Executive.
                                     ARTICLE II.
                                         TERM

            2.1 TERM. The term of Executive's employment under this Agreement (the "Term") shall commence on October 18, 1994 and shall continue until December 31, 2000; provided that (i) the Term shall be renewed for an additional one-year period as of January 1 of each calendar year commencing with calendar year 2001 (each, a "Renewal Date"), unless either the Company or Executive gives written notice, at least ninety (90) days prior to a Renewal Date, of its or his intention not to so renew the Term, and (ii) the Term may be terminated earlier as provided in Article V hereof.
                                     ARTICLE III.
                              COMPENSATION AND EXPENSES

            3.1 SALARY, BONUSES AND BENEFITS. As compensation and consideration for the performance by Executive of his obligations under this Agreement, Executive shall be entitled to the following (subject, in each case, to the provisions of Article V hereof):

                (a) BASE SALARY. The Company shall pay Executive an annualized base salary during the Term, payable in accordance with the normal payment procedures of the Company and subject to such withholdings and other normal employee deductions as may be required by law, of $750,000 through December 31, 1996 and of $1,000,000 beginning January 1, 1997. The base salary shall be


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reviewed no less frequently than annually for increase.  Determination as to any increase shall be in the sole discretion of the Board or the Compensation Committee thereof (the "Compensation Committee").

                (b) BONUS. The Company shall pay Executive an annual, fiscal year bonus during the Term commencing with the year beginning January 1, 1995 in an amount determined by the Compensation Committee (or in the absence of such a committee, by the Executive Committee or the Board), provided that (i) if the Company meets the plan established by the Company prior to each year providing for certain financial and other performance targets to be agreed upon by the Compensation Committee (or in the absence of such a committee, by the Executive Committee or the Board) and Executive, such bonus will be at least equal to 50% of Executive's base salary, and (ii) in no event shall such bonus exceed an amount equal to Executive's base salary. The bonus shall be paid within 90 days after the end of each full fiscal year of the Company during the Term.

                 (c) STOCK OPTIONS.

                (i) On April 3, 1996, the Company amended the option granted to Executive under the Original Agreement. As so amended, such option (the "First Option") in the form of Exhibit A hereto entitles Executive to purchase up to 400,000 shares of the Company's Voting Common Stock, par value $0.0001 per share ("Common Stock") at an exercise price of $10.00 per share. Subject to Article V hereof, the First Option will vest and become exercisable ratably in four installments as follows: one-fourth of the number of shares covered under the First Option on each of the first, second, third and fourth anniversaries of October 18, 1994. The First Option shall terminate on October 18, 2004, subject to earlier termination as provided in Article V hereof.

                (ii) Effective as of the effective date of the registration statement filed in connection with the IPO (as defined in Section 5.3) (the "IPO Date"), the Company shall grant to Executive, under the Company's Stock Option Plan, an option (the "Second Option") in the form of Exhibit B hereto to purchase up to 100,000 shares of Common Stock at an exercise price equal to the price per share to the public set forth on the cover of the prospectus relating to the IPO. Subject to Article V hereof, the Second Option will vest and become exercisable ratably in four installments as follows: one-fourth of the number of shares covered under the Second Option on each of the first, second, third and fourth anniversaries of the IPO Date. The Second Option shall terminate on the tenth anniversary of the IPO Date, subject to earlier termination as provided in Article V hereof.

                (iii) Effective as of the first anniversary of the IPO Date (the "Third Grant Date"), the Company shall grant to Executive, under the Company's Stock Option Plan, an option (the



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"Third Option" and, collectively with the First Option and the Second Option, the "Options") in the form of Exhibit B hereto to purchase up to 100,000 shares of Common Stock at an exercise price per share equal to the Market Price (as defined below) of one share of Common Stock on the day immediately preceding the Third Grant Date. Subject to Article V hereof, the Third Option will vest and become exercisable ratably in four installments as follows: one-fourth of the number of shares covered under the Third Option on each of the first, second, third and fourth anniversaries of the Third Grant Date. The Third Option shall terminate on the tenth anniversary of the Third Grant Date, subject to earlier termination as provided in Article V hereof.

              For purposes of this Section 3.1(c), the term "Market Price" means (1) the reported last sales price regular way or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day, in each case on the principal national securities exchange in which the Common Stock is listed or admitted to trading or on the National Market System of the Nasdaq Stock Market if the Common Stock is listed thereon, or (2) if the Common Stock is not listed or admitted to trading on any national securities exchange or on the National Market System of the Nasdaq Stock Market, the average of the closing bid and asked prices in the over-the-counter market on such day as reported by the Nasdaq Stock Market or National Quotation System, Inc.; in any case where the price cannot be determined as aforesaid on the relevant day, it shall be determined on the next preceding day on which such determination can be made as aforesaid.

                (iv) The Company and certain of its stockholders are parties to a stockholders agreement (the "Stockholders Agreement") delivered pursuant to Sections 4.7 and 5.3 of each of the Preferred Stock Purchase Agreement (the "Preferred Stock Purchase Agreement"), dated as of October 15, 1993, among the Company, certain investors named therein, Trace International Holdings, Inc. ("TIHI"), and Ezra P. Mager ("Mager") and the Common Stock Purchase Agreement (the "Common Stock Purchase Agreement"), dated as of October 15, 1993, among the Company, TIHI and Mager. For so long as the Stockholders Agreement shall be in effect, it shall be a condition precedent to the exercise of the Options by Executive that Executive execute and deliver a counterpart of the Stockholders Agreement, as a result of which he shall be deemed to be a "Stockholder" thereunder and bound by all of the applicable provisions of the Stockholders Agreement.
                (v) Upon the request of the Company's underwriters managing any underwritten public offering of the Common Stock, Executive shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Common Stock acquired upon exercise of the Options for such period of time from the effective date of such offering as the Company or the underwriters may specify, provided


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that any such restriction on such disposition by Executive shall not exceed 180 days.

                (vi) The Options shall not be transferable, except by will or the laws of descent and distribution, provided that Executive may at any time transfer all or a portion of the Options to his spouse, any of his descendants or trusts for the benefit of Executive, his spouse or his descendants, subject to all of the terms and conditions of the Options.

                (vii) Executive shall enter into a stock option agreement with the Company with respect to the First Option in the form of Exhibit A hereto and with respect to each of the Second Option and the Third Option in the form of Exhibit B hereto.

                (viii) From the date hereof until the IPO Date, with respect to the Second Option, and until the Third Grant Date, with respect to the Third Option, upon any change in the outstanding shares of Common Stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than ordinary cash dividends, the Company shall make such substitutions or adjustments as are appropriate and equitable, as to the number or kind of shares of Common Stock or other securities covered by such Option and the exercise price thereof.

                (d) BENEFIT PLANS. Executive shall participate during the Term in all employee pension and welfare benefit plans and programs made available to the Company's senior-level executives generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, savings and other retirement plans and programs, in each case to the extent and in the manner available to all other senior level executives of the Company and subject to the terms and provisions of such plans or programs. To the extent there is a period of employment required as a condition for full benefit coverage under any employee benefit program, to the extent permissible under such program, Executive shall be deemed to have met such requirement. Notwithstanding the foregoing, while Executive and his family are covered by the medical and dental plans of his prior employer, he will not participate in the medical and dental plans of the Company. Executive and his family are entitled to such coverage under the medical and dental plans of his prior employer at his prior employer's expense until December 31, 1996 and thereafter may continue such coverage at his expense. The Company agrees that whenever Executive is required to pay for such coverage the Company shall reimburse him for the amount of such payments on a "tax grossed-up basis" so that Executive will not be "out-of-pocket" on an after-tax basis with respect to such reimbursement. If for any reason Executive and his family are no longer covered under his prior employer's medical and dental plans, he and his family shall thereafter participate in the


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Company's medical and dental plans as provided in the first two sentences of this Section 3.1(d).

                (e) VACATION. Executive shall be entitled to a paid vacation in accordance with Company policy during the Term, but not less than four weeks per year.

            3.2 EXPENSES; PERQUISITES. (a) The Company will reimburse Executive for reasonable business-related expenses incurred by him in connection with the performance of his duties hereunder during the Term, including the reasonable legal expenses incurred by Executive in connection with the negotiation of his employment arrangements with the Company prior to the date hereof, subject, however, to the Company's policies relating to business-related expenses as in effect from time to time during the Term.

              (b) During the Term, Executive shall be entitled to participate in any of the Company's executive fringe benefit arrangements in accordance with the terms and conditions of such arrangements as are in effect from time to time for the Company's senior-level executives generally.


                                     ARTICLE IV.
                                  EXCLUSIVITY, ETC.

            4.1 EXCLUSIVITY. Executive agrees to perform his duties, responsibilities and obligations hereunder to the best of his ability.
Executive agrees that he will devote substantially all of his business time, care and attention and best efforts to such duties, responsibilities and obligations throughout the Term, except as otherwise provided in Section 1.1 hereof. Executive also agrees that during the Term he will not engage in any other business activities, pursued for gain, profit or other pecuniary advantage, that are competitive with the activities of the Company or any of its subsidiaries, except as permitted in Section 4.2 below. Executive agrees that all of his activities as an employee of the Company shall be in conformity in all material respects with all policies, rules and regulations and directions of the Company not inconsistent with this Agreement and which have been expressly communicated to him, whether orally or in writing.

            4.2 OTHER BUSINESS VENTURES. Executive agrees that, so long as he is employed by the Company, he will not have any financial or other beneficial interest in any business enterprise which is competitive with any business engaged in by the Company or any of its subsidiaries. Notwithstanding the foregoing or anything contained in Section 4.1 hereof, Executive may own, directly or indirectly, up to one percent (1%) of the outstanding capital stock of any such business having a class of capital


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stock which is traded on any U.S. or foreign stock exchange or in the over-the-counter market.

            4.3 CONFIDENTIALITY; NON-COMPETITION. (a) Executive agrees that he will not, at any time during or after the Term, make use of or divulge to any other person, firm or corporation any trade or business secret, process, method or means, or any other confidential information concerning the business or policies of the Company or any of its subsidiaries or Affiliates (as defined in Section 5.3 hereof), except (i) as such disclosure or use may be required or appropriate in connection with his work as an employee of the Company or (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information. For purposes of this Agreement, a "trade or business secret, process, method or means, or any other confidential information" shall mean and include information treated as confidential or as a trade secret by the Company or any of its subsidiaries or Affiliates, including but not limited to information regarding contemplated products, models, compilations, business and financial methods or practices, marketing, merchandising and selling techniques, customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, pricing, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company's products or services), business plans, strategy, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, other plans (technical or otherwise), customer and industry lists, supplier lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of the Company or any of its subsidiaries or Affiliates. Executive's obligation under this Section 4.3(a) shall not apply to any information which is generally known to the public or hereafter becomes generally known to the public without the fault of Executive. Executive agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or except as specifically permitted in writing by the Company, any document or other object containing or reflecting any such information. Executive agrees and acknowledges that all of such information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company, and upon termination of his employment with the Company, Executive shall return to the Company the originals and all copies of any such information provided to or acquired by Executive in connection with the performance of his duties for the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained

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and/or originated by Executive during the course of his employment, and no copy of any such shall be retained by him, except that he may retain his personal notes, diaries, Rolodexes and correspondence.

              (b)(i) Executive acknowledges that the agreements and covenants contained in this Section 4.3(b) are essential to protect the value of the Company's business and assets and by virtue of his employment with the Company, Executive has obtained and will obtain knowledge, contacts, know-how, training, experience and other information relating to the Company's business operations, and there is a substantial probability that such knowledge, know-how, contacts, training, experience and information could be used to the substantial advantage of a competitor of the Company and to the Company's substantial detriment. Accordingly, for a period commencing on the date of termination of Executive's employment with the Company and ending two (2) years from and after such date (the "Non-Compete Period"), Executive shall not, directly or indirectly, for himself or on behalf of or in conjunction with any person, partnership, corporation or other entity, compete, own, operate, control, or participate or engage in the ownership, management, operation or control of, or be connected with as an officer, employee, partner, director, shareholder, representative, consultant, independent contractor, guarantor, advisor or in any other manner or otherwise have a financial interest in, a proprietorship, partnership, joint venture, association, firm, corporation or other business organization or enterprise that competes with the Company (which for this purpose shall mean any business or enterprise that operates dealerships for the retail sales of new and used automobiles or trucks and businesses ancillary thereto), provided that such business or enterprise (A) is or becomes located or otherwise engaged within a 100 mile radius of any automobile or truck dealership or ancillary business in which the Company, directly or indirectly, has a 50% or greater economic or voting or otherwise controlling ownership interest at any time during the Non-Compete Period or (B) is an automobile or truck dealership or group of affiliated automobile or truck dealerships (and all businesses ancillary thereto) whose aggregate gross sales during the 12 month period immediately preceding the date of Executive's termination exceeded $500,000,000, and provided further that it shall not be a violation of this Section 4.3(b) if (x) Executive owns up to one percent (1%) of the outstanding capital stock of any such business having a class of capital stock which is traded on any U.S. or foreign stock exchange or in the over-the-counter market, (y) Executive owns, operates, is employed by or is otherwise connected with an advertising agency that serves automobile dealerships, provided Executive does not personally perform any work for, or otherwise provide any advice with respect to, any account that is engaged in competitive activity with the Company, or
(z) Executive is employed by or is a consultant or independent contractor for an entity that competes with the Company but Executive is employed by or is a consultant or independent


                                         -8-

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contractor for a division or subsidiary of such entity that does not engage in such competitive activity. During the Non-Compete Period, Executive shall not interfere with or disrupt, or attempt to interfere with or disrupt, the relationship, contractual or otherwise, between the Company and any customer, client, supplier, manufacturer, distributor, consultant, independent contractor or employee of the Company.

              (ii) It is the desire and intent of the parties that the provisions of this Section 4.3(b) shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this
Section 4.3(b) shall be adjudicated to be invalid or unenforceable, this
Section 4.3(b) shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section 4.3(b) in the particular jurisdiction in which such adjudication is made.

              (c) Executive agrees that, at any time and from time to time during and after the Term, he will execute any and all documents which the Company may reasonably request to effectuate the provisions of this Section 4.3.

                                      ARTICLE V.
                                     TERMINATION

            5.1 TERMINATION BY THE COMPANY. Subject to Section 5.6, the Company shall have the right to terminate Executive's employment at any time, with or without "Cause." For purposes of this Agreement, "Cause" shall mean:

                (a) Executive is convicted of or enters a plea of guilty to any felony (or equivalent offense not categorized as a "felony") under federal or state law;
                (b) Executive engages in conduct that constitutes gross neglect (including, without limitation, such neglect which may result from Executive's compliance with the terms and conditions of any agreements between Executive and his prior employer) or willful misconduct in carrying out his duties under this Agreement, resulting, in either case, in material harm to the Company;

                (c) Executive refuses to follow the instructions, orders or directives of the Board or the Executive Committee (including the Chairman thereof) with respect to his duties and responsibilities hereunder, provided that such refusal shall constitute Cause only if the instruction, order or directive in question has been furnished to Executive in writing and provided further that such refusal shall not constitute Cause if Executive


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has a good faith and reasonable belief, based on advice of counsel, that to follow such instruction, order or directive would be unlawful; or

                (d) Executive commits any other material breach of this Agreement (other than Section 1.1 hereof and the first and second sentences of Section 4.1 hereof, without limiting the effect of the foregoing clauses (a),
(b) and (c) of this Section 5.1) that causes material harm to the Company.

         Prior to his termination for Cause, Executive shall be given written notice ("Notice of Cause") by the Board of the intention to terminate him for Cause, such Notice of Cause (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within six (6) months of the Board learning of such act or acts or failure or failures to act. Executive shall have ten (10) days after the date that Notice of Cause has been given to Executive in which to cure such conduct, to the extent such cure is possible. Executive may also, within such 10-day period, request a hearing before the Board. If so requested, such hearing shall be held on a date set by the Board at any time within forty-five (45) days after the date such hearing was requested. If, at any time within thirty (30) days following such hearing, the Executive is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis set forth in the Notice of Cause exist, he shall thereupon be terminated for Cause. If no hearing is requested and the conduct described above has not been cured within the 10-day period following the date the Notice of Cause was given by the Company, Executive shall be deemed terminated for Cause, such termination to be effective as of the day the Notice of Cause was given by the Company.

            5.2 TERMINATION FOR GOOD REASON. "Termination for Good Reason" shall mean a termination of Executive's employment at his initiative following the occurrence, without Executive's written consent, of one or more of the following events:

                (a) a reduction in Executive's then current base salary or target annual bonus opportunity;

                (b) the failure to elect or re-elect Executive, or his removal, as Chairman or Chief Executive Officer of the Company other than as permitted hereunder;

                (c) a material diminution in Executive's duties or the assignment to Executive of duties which are materially inconsistent with his position as Chief Executive Officer of the Company;

                (d) as a result of a material breach by the Company or the Chairman of the Executive Committee of Section 1.4 hereof, Executive reasonably determines in good faith that he


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cannot carry out his duties and responsibilities in the manner originally contemplated hereunder;

                (e) the occurrence of a Change in Control (as defined in Section 5.3 hereof);

                (f) the relocation of the Company's principal office, or Executive's own office location as assigned to him by the Company, to a location more than 50 miles from the Borough of Manhattan; or

                (g) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction.

         Prior to his termination for Good Reason, Executive shall give written notice ("Notice of Good Reason") to the Board of his intention to terminate for Good Reason, such Notice of Good Reason (A) to state in detail the particular event, act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Good Reason is based and (B) to be given within six (6) months of his learning of such event, act or acts or failure or failures to act. The Company shall have thirty (30) days after the date that the Notice of Good Reason has been given to the Board in which to cure such conduct, to the extent such cure is possible. If the Company fails to cure such conduct, Executive shall then be entitled to terminate his employment for Good Reason.

            5.3 CHANGE IN CONTROL. A "Change in Control" shall mean the occurrence of any one of the following events:

                (a) Prior to an IPO, TIHI or its Affiliates sells or otherwise disposes to persons or entities who are not Affiliates of TIHI, in one transaction or a series of related transactions, 85% or more of the Voting Stock (as defined below) of the Company held by TIHI on the date of this Agreement and issuable to TIHI pursuant to the Common Stock Purchase Agreement;

                (b) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under that act (other than an Affiliate of the Company or any "person" who was a "beneficial owner" of 10% or more of the Voting Stock of the Company on the date hereof or who has received Voting Stock from Executive), of 50% or more of the Voting Stock of the Company prior to an IPO and 40% or more of the Voting Stock after an IPO;

                (c) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the date of this Agreement or otherwise


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designated pursuant to various agreements among the Company's stockholders in effect on the date hereof; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

                (d) all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction other than to an Affiliate of the Company (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, 50% or more of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

                (e) the Company combines with another company (other than an Affiliate of the Company) and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, less than 50% of the Voting Stock of the combined company.

         For the purposes of this Agreement, (i) "Affiliate" of a specified person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified, and in the case of a specified person who is a natural person, his spouse, his issue, his parents, his estate and any trust entirely for the benefit of his spouse and/or issue; (ii) "Voting Stock" shall mean capital stock of any class or classes having voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation; and (iii) "IPO" shall mean the completion of an underwritten sale of Common Stock or securities convertible into Common Stock of the Company (or an entity formed by the Company for the purpose of issuing Common Stock (or securities convertible into Common Stock) in connection with the IPO) pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended.

            5.4 DEATH. In the event Executive dies during the Term, the Term shall automatically terminate, such termination to be effective on the date of Executive's death.

            5.5 DISABILITY. In the event that Executive shall suffer a disability which shall have prevented him from performing his obligations hereunder for a period of at least 120 consecutive days, the Company shall have the right to terminate the Term, such termination to be effective upon the giving of notice thereof to Executive in accordance with Section 6.2 hereof.


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            5.6 VOLUNTARY TERMINATION.  Executive shall have the right to terminate his employment at any time. A voluntary termination that is not a Termination for Good Reason or disability shall be effective upon 60 days prior written notice to the Company and shall not constitute a breach of this Agreement.

            5.7 EFFECT OF TERMINATION. (a) In the event of termination of Executive's employment (i) by the Company for Cause, (ii) by Executive other than for Good Reason, (iii) by reason of Executive's death or disability, or
(iv) by reason of either party's election not to extend the Term as provided in
Section 2.1 hereof, the Company shall pay to Executive (or his beneficiary in the event of his death) any base salary or bonus earned but not paid to Executive prior to the effective date of such termination and Executive shall be entitled to other or additional benefits in accordance with the applicable plans and programs of the Company.

              (b) In the event of termination of Executive's employment (i) by the Company other than for Cause, or (ii) by Executive for Good Reason, then in addition to the amounts and other benefits described in Section 5.7(a) hereof, the Company shall pay Executive $83,333 per month for the remainder of the Term. For this purpose, the Term shall include an additional one year renewal described in Section 2.1 hereof only if the termination of employment occurred after the date by which notice of non-renewal must be given and no such notice was given. In addition, Executive shall be entitled to continued participation in all medical, dental and hospitalization coverage and in other employee benefit plans or programs in which he was participating on the date of the termination of his employment until the earlier of (A) the end of the period during which he is receiving salary continuation payments, and (B) the date, or dates, he receives similar coverage and benefits under the plans and programs of a subsequent employer (such coverages and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis).

              (c) In the event of termination of Executive's employment for disability as described in Section 5.5 hereof, then, in addition to the amounts and other benefits described in Section 5.7(a) hereof, Executive shall be entitled to continued participation in medical, dental and hospitalization coverage and in all other employee plans and programs in which he was participating on the date of termination of his employment due to disability for a period of two years following such termination.

              (d) In the event of termination of Executive's employment due to death, then, in addition to the amounts and other benefits described in Section 5.7(a) hereof, his estate or beneficiaries shall be entitled to base salary for a period of 90 days following the date of death.

              (e)(i) In the event of termination of Executive's employment due to death or by the Company for Cause or by Executive other than for Good Reason or disability, the Options, to the extent not vested and exercisable on the date of such termination, shall be immediately forfeited. To the extent the Options are vested and exercisable on the date of such termination, they may be exercised (A) in the event of termination by the Company for Cause, for a period of ninety (90) days after the date of such termination, or (B) in the event of termination due to death or by Executive (or his beneficiary, estate or other legal representative) other than for Good Reason or disability, for a period of one year after the date of such termination.

              (ii) In the event of termination of Executive's employment (A) by the Company other than for Cause, (B) by Executive for Good Reason, or (C) by reason of Executive's disability, each Option, to the extent not granted or not vested and exercisable on the date of termination, shall be immediately granted and vested and exercisable in full, and may be exercised for a period equal to the shorter of four years after the date of such termination and the remainder of the original term of such Option.

              (iii) If (A) Executive's employment with the Company has not terminated prior to December 31, 1998, (B) an IPO has not occurred prior to such date, (C) the Company's measurement on the consumer satisfaction index recorded by five of the six Manufacturers (as defined below) has exceeded the average measurement for all automobile dealerships nationwide and in the applicable region/zone in at least nine of the twelve months (or three of the four quarters in the event any of the Manufacturers do not provide consumer satisfaction reports to the Company on a monthly basis) during each year of the Term commencing January 1, 1996, provided that, for purposes of this Section 5.7, any dealership acquired by the Company subsequent to the date hereof shall not be included in the measurement of consumer satisfaction until one year after the date such dealership is acquired (for purposes of this Section 5.7, the term "Manufacturers" shall mean General Motors Corp., Chrysler Corporation, Ford Motor Co., Toyota Motor Sales Corp., Honda Motors Sales Corp. (USA) and Nissan Motor Sales Corp. (USA)), and (D) the Company's aggregate annual pre-tax earnings have during the Term commencing January 1, 1995 exceeded 1 1/2% of the Company's aggregate gross sales achieved during the Term, provided that, for purposes of this Section 5.7, the annual pre-tax earnings of any dealership acquired by the Company subsequent to the date hereof shall not be included in the calculation of the Company's annual pre-tax earnings until one year after the date such dealership is acquired, then Executive shall have the right for as long as an IPO has not occurred, for a period of thirty (30) days immediately after the date that the Warrants (as defined in the Preferred Stock Purchase Agreement) would become issuable pursuant to Section 8 of the Preferred Stock Purchase Agreement, to surrender the First Option to the Company (the "Put") for a payment equal to the product of (I) the number of shares of Common Stock subject to the First Option and for which the First Option has not been exercised (the "Put Shares"), and (II) the amount by which the Company's "Book Value per Share" exceeds $10.00 (the "Put Price"). The closing (the "Put Closing") for the purchase by the Company of the Put Shares upon exercise of the Put shall occur at the Company's principal office, or at such other place as shall be mutually agreeable to Executive and the Company, within forty-five (45) days after the Executive has provided the Company with written notice of his intention to exercise the Put (such date of closing hereinafter referred to as the "Put Closing Date"). On the Put Closing Date, the Company shall pay to Executive by wire transfer or certified or official bank check an amount equal to one-third of the Put Price with respect to the Put Shares, with the remainder of the Put Price to be evidenced by a promissory note (the "Put Note") in the form of Exhibit B hereto issued to Executive for all additional amounts then owing to Executive as a result of the exercise of the Put. The Put Note shall (i) be repaid in two equal installments of principal, together with all accrued interest thereon, the first installment of which shall be made eighteen (18) months after the Put Closing Date, and the second installment of which shall be made three (3) years after the Put Closing Date, and (ii) bear interest at a rate equal to the short-term Applicable Federal Rate in effect on the Put Closing Date. For purposes of this Section 5.7(e), "Book Value per Share" with respect to one share of Common Stock shall mean, on the date the Company receives written notice of Executive's election to surrender the First Option (the "Book Value Determination Date"), the quotient obtained by dividing (A) the Total Net Asset Value on the Book Value Determination Date by (B) the number of shares of Common Stock outstanding on a fully-diluted basis on the Book Value Determination Date and assuming that all outstanding shares of Preferred Stock have been converted into Common Stock at the conversion rate in effect on the Book Value Determination Date. For this purpose, "Total Net Asset Value" shall mean the value, as reflected on the Company's most recent consolidated balance sheet, of
(x) the total assets of the Company, LESS (y) the current liabilities of the Company, LESS (z) any long-term liabilities and outstanding equity securities that are senior to the Common Stock.

            5.8 NO MITIGATION; NO OFFSET. In the event of any termination of employment under this Article V, Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain except as specifically provided in this
Article V.

            5.9 NATURE OF PAYMENTS. Any amounts due under this Article V are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty, provided that such payments shall be Executive's exclusive remedy relating to the termination of his employment hereunder.

                                     ARTICLE VI.
                                    MISCELLANEOUS

            6.1 INDEMNIFICATION.

                (a) The Company agrees that if Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the written request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's restated certificate of incorporation or bylaws or resolutions of the Company's Board of Directors against all cost, expense, liability and loss (including, without limitation, reasonable attorney's fees, judgments, fines or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even if he has ceased to be a director, officer, member, employee or agent of the Company or other entity and shall inure to the benefit of Executive's heirs, executors and administrators. The Company shall advance to Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within twenty (20) days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.
                (b) Neither the failure of the Company (including the Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of any Proceeding concerning payments of amounts claimed by Executive under Section 6.1(a) above that indemnification of Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including the Board, independent legal counsel or stockholders) that Executive has not met such applicable standard of conduct, shall create a presumption that Executive has not met the applicable standard of conduct.

                (c) The Company agrees to maintain a directors' and officers' liability insurance policy covering Executive to the extent the Company provides such coverage for its other executive officers.

            6.2 BENEFIT OF AGREEMENT; ASSIGNMENT; BENEFICIARY. (a) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or sale of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. This Agreement shall also inure to the benefit of, and be enforceable by, Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to the Executive hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive's beneficiary, devisee, legatee or other designee, or if there is no such designee, to Executive's estate. Without limiting the foregoing, Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

            6.3 NOTICES. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by telegram or telex or by registered or certified mail, postage prepaid, with return receipt requested, addressed: (a) in the case of the Company to 375 Park Avenue, New York, New York 10022, Attention: GENERAL COUNSEL, or to such other address and/or to the attention of such other person as the Company shall designate by written notice to Executive; and (b) in the case of Executive, to 720 Park Avenue, New York, New York 10022, or to such other address as Executive shall designate by written notice to the Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given.

            6.4 AMENDMENT. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

            6.5 WAIVER. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof. Any waiver must be in writing and signed by Executive or an authorized officer of the Company, as the case may be.

            6.6 HEADINGS. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

            6.7 GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New Jersey without reference to the principles of conflict of laws.

            6.8 AGREEMENT TO TAKE ACTIONS. Each party hereto shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

            6.9 SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

            6.10 VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

            6.11 RESOLUTION OF DISPUTES. Any disputes arising under or in connection with this Agreement shall, at the election of either Executive or the Company, be resolved by binding arbitration, to be held in New York City in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each party shall bear his or its own costs of the arbitration or litigation. Pending the resolution of any arbitration or court proceeding, the Company shall continue payment of all amounts due Executive under this Agreement and all benefits to which Executive is entitled at the time the dispute arises.

            6.12 ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

            6.13 REPRESENTATIONS. The Company represents that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement to which it is a party or by which it is bound. Executive represents that there is no agreement to which he is a party or by which he is bound that would be violated by the performance of his obligations under this Agreement.

            6.13.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date first above written.
                        UNITED AUTO GROUP, INC.

                        By: /s/ Philip N. Smith, Jr.
                            -------------------------------
                            Philip N. Smith, Jr.
                            Vice President, Secretary
                             and General Counsel


                        /s/ Carl Spielvogel
                        ------------------------------------
                        Carl Spielvogel

                                                                     EXHIBIT A

                                      [FORM OF]

                                STOCK OPTION AGREEMENT

         This Stock Option Agreement ("Agreement") is dated as of April 3, 1996, and is entered into between United Auto Group, Inc. (formerly EMCO Motor Holdings, Inc.), a Delaware corporation (the "Company"), and Carl Spielvogel ("Executive").

                                 W I T N E S S E T H:

         WHEREAS, Executive and the Company entered into a Stock Option Agreement dated as of October 18, 1994 (the "Original Agreement");

         WHEREAS, on April 3, 1996, Executive and the Company entered into an amendment to the Original Agreement; and

         WHEREAS, the Company is entitled to the services of Executive as set forth in that certain employment agreement between Executive and the Company, dated as of June 21, 1996 (as amended, supplemented or otherwise modified from time to time, the "Employment Agreement"); and

         WHEREAS, pursuant to the Employment Agreement, the Company and Executive agreed to enter into this Agreement in order to embody herein all the terms and conditions of the First Stock Option (as defined in the Employment Agreement) as so amended.

         NOW, THEREFORE, the parties hereby agree that this Agreement supersedes and supplants the Original Agreement in all respects and further agree as follows:

         1. GRANT OF OPTIONS. The Company hereby grants to the Executive an option (the "Option") to purchase, at the exercise price of $10.00 per share, up to 400,000 shares of the Company's Voting Common Stock, par value $0.0001 per share ("Common Stock"), such number to be adjusted as provided in Section 7(b).

         2. EXERCISABILITY OF OPTIONS. Subject to earlier vesting, exercisability and forfeiture as provided in Article V of the Employment Agreement, the Option will vest and become exercisable ratably in four installments as follows: one-fourth of the number of shares covered thereby on each of the first, second, third and fourth anniversaries of October 18, 1994.

         3. METHOD OF EXERCISING OPTIONS. (a) The Executive may exercise the Option by delivering to the Company a written notice stating the number of shares that the Executive has elected to purchase at that time from the Company and full payment of the purchase price of the shares then to be purchased. Payment of the purchase price of the shares may be made (i) by certified or bank cashier's check payable to the order of the Company, or (ii) in the discretion of the Board of Directors of the Company or duly authorized committee thereof, by such other method as may be approved by such board or committee from time to time.

              (b) At the time of exercise, the Executive shall pay to the Company such amount as is necessary to satisfy the Company's obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

         4. ISSUANCE OF SHARES. As promptly as practicable after receipt of notification of exercise, full payment of purchase price and satisfaction of tax withholding as provided in Section 3, the Company shall issue or transfer to the Executive the number of shares as to which the Options have been so exercised and shall deliver to the Executive a certificate or certificates therefor, registered in his name.

         5. TERMS AND CONDITIONS OF EXERCISE. (i) The Option shall have a term expiring on October 18, 2004, subject to earlier termination as provided in
Article V of the Employment Agreement.

              (ii) The Company and certain of its stockholders are parties to a stockholders agreement (the "Stockholders Agreement") delivered pursuant to Sections 4.7 and 5.3 of each of the Class A Preferred Stock Purchase Agreement and the Common Stock Purchase Agreement, each dated as of October 15, 1993. For so long as the Stockholders Agreement shall be in effect, it shall be a condition precedent to the exercise of the Option by Executive that Executive execute and deliver a counterpart of the Stockholders Agreement as a result of which he shall be deemed to be a "Stockholder" thereunder and bound by all of the applicable provisions of the Stockholders Agreement.

              (iii) Upon the request of the Company's underwriters managing any underwritten public offering of the Common Stock, Executive shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Common Stock acquired upon exercise of the Option for such period of time from the effective date of such offering as the Company or the underwriters may specify, but not to exceed 180 days.

              (iv) The Option shall not be transferable, except by will or the laws of descent and distribution, provided that Executive may at any time transfer all or a portion of the Option to his spouse, any of his descendants or trusts for the benefit of Executive, his spouse or his descendants, subject to all of the terms and conditions of the Option.

              (v) Executive's rights with respect to the Option shall be subject to the terms and provisions of Article V of the Employment Agreement.

              (vi) Whenever the word "Executive" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, personal representatives, or the person or persons to whom the Option may be transferred pursuant to clause (iv) of this Section 5, the word "Executive" shall be deemed to include such person or persons.

         6. RIGHTS AS STOCKHOLDER. The Executive or a transferee of the Option shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Option until he shall have become the holder of record of such shares.

         7. RECAPITALIZATIONS, REORGANIZATIONS, ETC. (a) The existence of the Option shall not affect the power of the Company or its stockholders to accomplish adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or securities ahead of or affecting any of the shares of Common Stock or the rights thereof or convertible into or exchangeable for shares of Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act.

              (b) Upon any change in the outstanding shares of Common Stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than ordinary cash dividends, the Company shall make such substitutions or adjustments as are appropriate and equitable, as to the number or kind of shares of Common Stock or other securities covered by the Option and the exercise price thereof.

         8. NOTICE. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by telegram, telex, facsimile transmission or by registered or certified mail, postage prepaid, with return receipt requested, as follows:

              (a)  If to the Company:

                   United Auto Group, Inc.
                   375 Park Avenue
                   New York, New York 10022
                   Facsimile:  (212) 223-5148
                   Attn:  General Counsel

or to such other address or to the attention of such other person as the Company shall designate by written notice to the Executive; and

              (b)  If to the Executive:

                   Mr. Carl Spielvogel
                   720 Park Avenue
                   New York, NY 10021

or to such other address as the Executive shall designate by written notice to the Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the party to whom such notice is given.

       9. DISPUTES. Any disputes arising under or in connection with this Agreement shall be resolved as provided in Section 6.11 of the Employment Agreement.

       10. NON-QUALIFIED OPTION. The Option is not an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                        UNITED AUTO GROUP, INC.



                        By:
                           Philip N. Smith, Jr.
                           Vice President, Secretary and
                             General Counsel



                        Carl Spielvogel

                                                                     EXHIBIT B

                                      [FORM OF]

                                STOCK OPTION AGREEMENT


         This Stock Option Agreement ("Agreement") is dated as of ________, and is entered into between United Auto Group, Inc. (formerly EMCO Motor
Holdings, Inc.), a Delaware corporation (the "Company"), and Carl Spielvogel ("Executive").

                                 W I T N E S S E T H:

         WHEREAS, the Company is entitled to the services of Executive as set forth in that certain employment agreement between Executive and the Company, dated as of June 21, 1996 (as amended, supplemented or otherwise modified from time to time, the "Employment Agreement"); and

         WHEREAS, pursuant to the Employment Agreement, the Company is granting the Executive options to purchase shares of voting common stock, par value $0.0001 per share (the "Common Stock"), of the Company, on the terms and conditions set forth herein and in the Employment Agreement.

         NOW, THEREFORE, the parties hereby agree:

         1. GRANT OF OPTIONS. The Company hereby grants to the Executive an option (the "Option") to purchase, at the exercise price of $_____ per share, up to 100,000 shares of Common Stock, such number to be adjusted as provided in
Section 3.1(c)(viii) of the Employment Agreement and Section 7(b) hereof.

         2. EXERCISABILITY OF OPTIONS. Subject to earlier vesting, exercisability and forfeiture as provided in Article V of the Employment Agreement, the Option will vest and become exercisable ratably in four installments as follows: one-fourth of the number of shares covered thereby on each of the first, second, third and fourth anniversaries of the date hereof.

         3. METHOD OF EXERCISING OPTIONS. (a) The Executive may exercise the Option by delivering to the Company a written notice stating the number of shares that the Executive has elected to purchase at that time from the Company and full payment of the purchase price of the shares then to be purchased. Payment of the purchase price of the shares may be made (i) by certified or bank cashier's check payable to the order of the Company, or (ii) in the discretion of the Board of Directors of the Company or duly authorized committee thereof, by such other method as may be approved by such board or committee from time to time.

              (b) At the time of exercise, the Executive shall pay to the Company such amount as is necessary to satisfy the Company's obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

         4. ISSUANCE OF SHARES. As promptly as practicable after receipt of notification of exercise, full payment of purchase price and satisfaction of tax withholding as provided in Section 3, the Company shall issue or transfer to the Executive the number of shares as to which the Options have been so exercised and shall deliver to the Executive a certificate or certificates therefor, registered in his name.

         5. TERMS AND CONDITIONS OF EXERCISE. (i) The Option shall have a term of ten years from the date hereof, subject to earlier termination as provided in Article V of the Employment Agreement.

              (ii) The Company and certain of its stockholders are parties to a stockholders agreement (the "Stockholders Agreement") delivered pursuant to Sections 4.7 and 5.3 of each of the Class A Preferred Stock Purchase Agreement and the Common Stock Purchase Agreement, each dated as of October 15, 1993. For so long as the Stockholders Agreement shall be in effect, it shall be a condition precedent to the exercise of the Option by Executive that Executive execute and deliver a counterpart of the Stockholders Agreement as a result of which he shall be deemed to be a "Stockholder" thereunder and bound by all of the applicable provisions of the Stockholders Agreement.

              (iii) Upon the request of the Company's underwriters managing any underwritten public offering of the Common Stock, Executive shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Common Stock acquired upon exercise of the Option for such period of time from the effective date of such offering as the Company or the underwriters may specify, but not to exceed 180 days.

              (iv) The Option shall not be transferable, except by will or the laws of descent and distribution, provided that Executive may at any time transfer all or a portion of the Option to his spouse, any of his descendants or trusts for the benefit of Executive, his spouse or his descendants, subject to all of the terms and conditions of the Option.

              (v) Executive's rights with respect to the Option shall be subject to the terms and provisions of Article V of the Employment Agreement.

              (vi) Whenever the word "Executive" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, personal representatives, or the person or persons to whom the Option may be transferred pursuant to clause (iv) of this Section 5, the word "Executive" shall be deemed to include such person or persons.

         6. RIGHTS AS STOCKHOLDER. The Executive or a transferee of the Option shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Option until he shall have become the holder of record of such shares.

         7. RECAPITALIZATIONS, REORGANIZATIONS, ETC. (a) The existence of the Option shall not affect the power of the Company or its stockholders to accomplish adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or securities ahead of or affecting any of the shares of Common Stock or the rights thereof or convertible into or exchangeable for shares of Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act.

              (b) Upon any change in the outstanding shares of Common Stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than ordinary cash dividends, the Company shall make such substitutions or adjustments as are appropriate and equitable, as to the number or kind of shares of Common Stock or other securities covered by the Option and the exercise price thereof.

         8. NOTICE. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by telegram, telex, facsimile transmission or by registered or certified mail, postage prepaid, with return receipt requested, as follows:

              (a)  If to the Company:

                   United Auto Group, Inc.
                   375 Park Avenue
                   New York, New York 10022
                   Facsimile:  (212) 223-5148
                   Attn:  General Counsel

or to such other address or to the attention of such other person as the Company shall designate by written notice to the Executive; and

              (b)  If to the Executive:

                   Mr. Carl Spielvogel
                   720 Park Avenue
                   New York, NY 10021

or to such other address as the Executive shall designate by written notice to the Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the party to whom such notice is given.

       9. DISPUTES. Any disputes arising under or in connection with this Agreement shall be resolved as provided in Section 6.11 of the Employment Agreement.

       10. NON-QUALIFIED OPTION. The Option is not an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                        UNITED AUTO GROUP, INC.



                        By:
                           Philip N. Smith, Jr.
                           Vice President, Secretary and
                             General Counsel




                        Carl Spielvogel